Exhibit (e)
AUDITOR’S CONSENT
     We hereby consent to the incorporation by reference in Registration Statements Nos. 333-141868 and 333-141868-01 of KfW and KfW Finance Inc. (filed under Schedule B) of our dually dated report, dated March 12, 2008 and April 2, 2008, relating to the financial statements of KfW, which appears in this Amendment No. 9 to KfW’s Annual Report on Form 18-K for the year ended December 31, 2006.

April 10, 2008
PricewaterhouseCoopers
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

By:	/s/ Waldemar Funke	By:	/s/ Björn Grunwald
	Waldemar Funke		ppa. Björn Grunwald
	Wirtschaftsprüfer		Wirtschaftsprüfer
	(German Public Auditor)		(German Public Auditor)